UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016 (April 8, 2016)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On April 8, 2016, Quorum Health Corporation (the “Company”) announced that it has priced its offering of $400 million aggregate principal amount of 11.625% Senior Notes due 2023 (the “Notes”).

The Notes are being offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

A copy of the press release announcing the pricing of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy these Notes, nor shall there be any offer, solicitation or sale of these Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Quorum Health Corporation Press Release, dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION

Date: April 8, 2016	By:	/s/ R. Harold McCard, Jr.
	Name:	R. Harold McCard, Jr.
	Title:	Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

99.1	Quorum Health Corporation Press Release, dated April 8, 2016.